UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2015
Date of Report
(Date of earliest event reported)

American Spectrum Realty, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 750, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
(713) 706-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of directors or certain officers; Election of directors; Appointment of certain officers; Compensatory arrangements of certain officers.

Effective February 25, 2015, Quentin Thompson, the Chief Financial Officer of American Spectrum Realty, Inc. (the “Company”) resigned from his position at the Company.   The Company did not meet the required financial obligations pursuant to an agreement with Mr. Thompson, relating to his employment with the Company.  Mr. Thompson and the Company are currently discussing a mutually agreeable resolution involving his departure from the Company.

Mr. Quincy Wocker, Vice President of Finance and IT, assumed the financial and reporting duties formerly overseen by Mr. Thompson.  Mr. Wocker has been with American Spectrum since 2012.  Prior to that, he was employed by PAN Group Properties.  Mr. Wocker has a bachelor’s degree in Business Administration, specializing in computer system technology and accounting.  Focused primarily in real estate management IT and accounting, Mr. Wocker's career includes significant experience with: (1) accounting systems; (2)  financial, operating and capital budgets; and (3) financial reporting.  Commensurate with his added responsibilities, Mr. Wocker's annual compensation was increased to $95,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

		By:	/s/ William J. Carden
William J. Carden
Chairman of the Board, President
and Chief Executive Officer

Date:	April 10, 2015